Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 12, 2014, by and among MabVax Therapeutics, Inc., a Delaware corporation, with headquarters located at 11588 Sorrento Valley Road, Suite 20, San Diego, California 92121 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized a new series of convertible preferred stock of the Company designated as Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”), the terms of which are set forth in the certificate of designation for such series of preferred stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred stock issued in replacement thereof in accordance with the terms thereof, the “Initial Preferred Shares”), which Initial Preferred Shares shall be convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations.

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of Initial Preferred Shares set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate number for all Buyers shall be 3,697,702, (ii) Warrants, in substantially the form attached hereto as Exhibit B (the “Initial Warrants”), representing the right to acquire that number of shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (which aggregate number for all Buyers shall be 7,395,404) (as exercised, collectively, the “Initial Warrant Shares”) and (iii) Warrants, in substantially the form attached hereto as Exhibit C (the “Series C-1 Warrants”), representing the right, subject to certain terms and conditions set forth therein, to acquire up to that number of additional shares of Series C-1 Preferred Stock set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (which aggregate number for all Buyers shall be 1,848,851 (the “Series C-1 Warrant Shares,” which Series C-1 Warrant Shares are convertible into shares of Common Stock). The Initial Warrants together with the Series C-1 Warrants are referred to herein as the “Warrants,” and as exercised, the “Warrant Shares.” The Initial Preferred Shares together with the Series C-1 Warrant Shares are referred to herein as the “Preferred Shares.” The shares of Common Stock issuable pursuant to the terms of the Preferred Shares are referred to herein as the “Conversion Shares.”

D. The Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares are collectively referred to herein as the “Securities”.

E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

F. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing a Stockholders Agreement, with the Company and all equity holders of the Company, substantially in the form attached hereto as Exhibit E (the “Stockholders Agreement”).

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

(a) Closing.

(i) Initial Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company agrees to issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) the number of Initial Preferred Shares, as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, (y) Initial Warrants to acquire up to that number of Initial Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, and (z) Series C-1 Warrants to acquire up to that number of Series C-1 Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (the “Closing”).

(ii) Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(iii) Purchase Price. The aggregate purchase price for the Preferred Shares to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers. Each Buyer shall pay $0.8383584 for each Preferred Share and related Warrants to be purchased by such Buyer at the Closing.

(iv) Form of Payment. On the Closing Date, (A) each Buyer shall pay its portion of the Purchase Price to the Company for the Preferred Shares and Warrants to be issued and sold to such Buyer at the Closing (less, in the case of Hudson Bay IP Opportunities Master Fund LP (“Hudson Bay”) the amount withheld pursuant to Section 4(f)), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (B) the Company shall deliver to each Buyer the Preferred Shares (allocated in such number of shares as the Buyer shall request) and related Warrants (allocated in such number of shares as the Buyer shall request) which such Buyer is purchasing hereunder, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(b) Series C-2 Preferred Share Closing.

(i) Subsequent Capital Raise. Following the Closing Date, the Company shall use its reasonable best efforts to (x) take tangible steps towards achieving a Public Company Date (as defined in Section 4(d)) and (y) raise at least an additional $3,750,000 of capital for the Company through an issuance of Common Stock at a price per share of at least $4.1917918 (a “Subsequent Capital Raise”). In connection with the raising capital for the Company, the Company will retain at least one broker-dealer identified by one or more Buyers that is satisfactory to the Required Holders and provided that such broker-dealer is (A) registered with the SEC and the Financial Industry Regulatory Authority, Inc. Any broker-dealer retained by the Company that was identified by a Buyer shall be referred to herein as a “Broker-Dealer.” The Buyers shall use commercially reasonable efforts to assist the Company with such Subsequent Capital Raise, including by hereby agreeing to purchase (or by causing one or more designees of such Buyers to purchase) the aggregate number of shares of Common Stock set forth in a Financing Commitment Letter in the form attached hereto as Exhibit F executed between such Buyer and the Company (each, a “Financing Commitment Letter”) at a per share purchase price of $4.1917918 (which aggregate purchase price for all Buyers (and their designees) shall be $750,000), pursuant to documentation reasonably acceptable to the Company, the Required Holders and the other third party investors that elect to purchase shares of Common Stock in such Subsequent Capital Raise. Notwithstanding anything to the contrary contained herein, without the prior written consent of the Required Holders, neither the Buyers, nor their designees, shall be required to purchase any shares of Common Stock in a Subsequent Capital Raise (i) if there shall have occurred a Default Event (as defined below) prior to the anticipated date of consummation of the Subsequent Capital Raise or (ii) unless the aggregate gross proceeds to the Company for the Common Stock to be issued and sold by the Company in the Subsequent Capital Raise is equal to or greater than $3,000,000 (excluding the purchase price for the Common Stock to be sold to the Buyers and their designees). As used in this Section 1(b), a “designee” of a Buyer shall include one or more Persons that are introduced to the Company, or identified as a potential investor, by one or more Broker-Dealers. Notwithstanding anything to the contrary contained herein and in addition to any other events contemplated in the definition of “Default Event” below, the failure of the Company to appoint an independent director that is acceptable to the Required Holders prior to the one month anniversary of the Closing (unless such deadline is extended by the Required Holders) shall constitute a Default Event.

(ii) Backstop. In the event that from and after the Closing Date, less than $3,000,000 is raised by the Company through the issuance of securities of the Company and/or its Subsidiaries (including through one or more Subsequent Capital Raises) on or before the earlier of (i) the Public Company Date and (ii) the three month anniversary of the Closing Date (such earlier date, the “Subsequent Capital Raise Deadline”), the Company shall deliver a notice to each Buyer to such effect (an “Additional Closing Notice”) and, subject to the conditions below and provided that no default in any material respect (or event which with notice or lapse of time or both would become such a default) under any of the Transaction Documents (as defined in Section 3(b)) (a “Default Event”) shall have occurred, each Buyer shall be obligated to purchase (or cause one or more of its designees to purchase) and hereby agree to purchase from the Company a stated value of Series C-2 Preferred Shares (as defined below) equal to its pro rata portion (based on the percentage set forth in a Financing Commitment Letter executed between such Buyer and the Company) of an amount equal to the difference (if positive) between (x) $3,000,000 and (y) the aggregate amount of capital, if any, raised by the Company after the Closing Date though the sale of any securities of the Company or its Subsidiaries (including through one or more Subsequent Capital Raises and including, for the avoidance of doubt, any amounts raised from one or more Buyers or any of their designees) (each Buyer’s pro rata amount of such difference, such Buyer’s “Additional Purchase Price”), at a per share purchase price of $4.1917918.

(iii) Additional Closing Notice. In the Additional Closing Notice the Company shall (i) certify to each Buyer that it has not raised at least $3,000,000 through the sale of securities of the Company and/or its Subsidiaries prior to the Subsequent Capital Raise Deadline (the “Additional Closing Deadline”) and the amount actually raised, if any, (ii) set forth such Buyer’s Additional Purchase Price and the number of Series C-2 Preferred Shares to be purchased by such Buyer pursuant to Section 1(b)(ii) above, (iii) set forth the date of the closing of such purchase (the “Additional Closing Date”), (iv) certify that no Default Event has occurred and (v) certify that the representations and warranties of the Company set forth in Section 3 hereof are true and correct as of the date of the Additional Closing Notice (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) with references therein to “Preferred Shares” and “Securities” being deemed to include the Series C-2 Preferred Shares and references to “Certificate of Designations” being deemed to include the Series C-2 Certificate of Designations (as defined below). On the Additional Closing Date, each Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Additional Closing Date, making the certifications set forth in clauses (iv) and (v) of the immediately preceding sentence as of the Additional Closing Date or the Additional Closing Notice shall be null and void and no Buyer shall be obligated to purchase Series C-2 Preferred Shares pursuant to this Section 1(b) or otherwise.

(iv) The Additional Closing Date shall not be earlier than the fifth (5th) Business Day nor later than the tenth (10th) Business Day following the delivery of the Additional Closing Notice by the Company. On or prior to the Additional Closing Date, the Company shall have filed the Series C-2 Certificate of Designations (as defined below) in the form attached hereto as Exhibit G with the Secretary of State of the State of Delaware and it shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended. To the extent a vote of shares of Preferred Stock is required or requested by the Company in connection with the filing of the Series C-2 Certificate of Designations, each Buyer hereby agrees that it will vote all shares of Preferred Stock held by such Buyer approving the Series C-2 Certificate of Designation, provided that it is in substantially the form attached hereto as Exhibit G.

(v) Form of Payment and Delivery. On the Additional Closing Date, (A) each Buyer shall pay its Additional Purchase Price to the Company for the Series C-2 Preferred Shares to be issued and sold to such Buyer pursuant to Section 1(b)(i) above (less, in the case of Hudson Bay, the amount withheld pursuant to Section 4(f)), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (B)

the Company shall deliver to each Buyer the Series C-2 Preferred Shares to be purchased by such Buyer pursuant to Section 1(b)(i) above (allocated in such number of shares as the Buyer shall request) duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(vi) As used herein, “Series C-2 Preferred Shares” means a new series of convertible preferred shares of the Company designated as Series C-2 Convertible Preferred Shares, the terms of which are set forth in the certificate of designation for such series of preferred shares (the “Series C-2 Certificate of Designations”) in the form attached hereto as Exhibit G and any convertible preferred shares issued in replacement thereof in accordance with the terms of the Series C-2 Certificate of Designations, which Series C-2 Preferred Shares shall be convertible into shares of Common Stock in accordance with the terms of the Series C-2 Certificate of Designations.

(vii) From and after the Additional Closing Date, references in this Agreement to (x) “Preferred Shares” shall be deemed to include the Series C-2 Preferred Shares, (y) “Conversion Shares” shall be deemed to include the shares of Common Stock issuable upon conversion of the Series C-2 Preferred Shares and (z) “Certificate of Designations” shall be deemed to include the Series C-2 Certificate of Designations.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants with respect to only itself, as of the date hereof and as of the Closing Date, that:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer is (i) acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares will acquire the Conversion Shares and (iii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Initial Warrants)) will acquire the Warrant Shares issuable upon exercise of the Warrants, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(c) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer in writing. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that: except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g).

(h) Legends.

(i) Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants, until such time as the resale of the Conversion Shares and the Initial Warrant Shares have been registered under the 1933 Act, the stock certificates representing the Conversion Shares and the Initial Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE][EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

At any time after the Public Company Date, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or, if available, issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(i) Validity; Enforcement. This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(k) No Bad Actor Disqualification Event. Such Buyer represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(l)(i) to (viii) under the Securities Act (a “Disqualification Event”) is applicable to such Buyer or any of its Rule 506(d) Related Parties (if any), except a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) applies. “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of such Buyer’s securities for purposes of Rule 506(d).

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns more than 10% of the capital stock or holds an equivalent equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries, except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Warrants, the Stockholders Agreement, the Registration Rights Agreement, the Lock-Up Agreements (as defined in Section 7(xii)), the Proprietary Information and Inventions Agreements (as defined in Section 7(xiii)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and Warrants and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement and any other filings as may be required by any state securities agencies) no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Certificate of Designations in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not have been amended.

(c) Issuance of Securities. The issuance of the Preferred Shares and the Warrants have been duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof, and the Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations. As of the Closing, the Company shall have reserved from its duly authorized capital stock (A) not less than the sum of 130% of the maximum number of shares of Common Stock issuable (i) upon conversion of the maximum number of Preferred Shares issued and issuable pursuant to the Series C-1 Warrants (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Price (as defined in the Certificate of Designations) and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) and (ii) upon exercise of the Initial Warrants (without taking into account any limitations on the exercise of the Initial Warrants set forth in the Initial Warrants), and (B) not less than the maximum number of Series C-1 Warrant Shares issuable upon exercise of the Series C-1 Warrants, in each case, determined as if issued as of the trading day immediately preceding the applicable date of determination. Upon issuance or conversion in accordance with the Certificate of Designations or the exercise of the Warrants and payment of the exercise price under the Warrants (including by Cashless Exercise) thereunder, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the Warrants, and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, any certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any government, court, regulatory, self-regulatory, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction (a “Governmental Authority”) or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for (i) the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Agreement, (ii) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (iii) the filing of a Form D pursuant to Regulation D promulgated by the SEC under the 1933 Act and (iv) the filing required by applicable state “blue sky” securities laws, rules and regulations. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, or (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or caused this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, but excluding stockholder consents required to authorize and issue the Securities or waive any anti-dilution provisions in connection therewith. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations, and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, not limited by the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, (as defined in Section 3(r)) any certificates of designations or the laws of the jurisdiction of its formation or incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The

Company and its board of directors have taken all necessary actions, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k) (i) Material Liabilities; Financial Statements. Except as set forth on Schedule 3(k)(i)(i), the Company has no liabilities or obligations, absolute or contingent (individually or in the aggregate), except (i) liabilities and obligations incurred after December 31, 2013 in the ordinary course of business that are not material and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles as applied in the United States, consistently applied for the periods covered thereby (“GAAP”). The financial statements of the Company delivered to the Buyers on or prior to the date hereof are (A) a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of the Company and its Subsidiaries, on a consolidated basis, for the fiscal years ended December 31, 2011 and 2012, which are attached hereto as Schedule 3(k)(i)(ii)(A) and (B) a correct and complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of the Company and its Subsidiaries, on a consolidated basis, for the fiscal year ended December 31, 2013 (the “2013 Unaudited Financial Statements”), which are attached hereto as Schedule 3(k)(i)(ii)(B) (collectively, the “Financial Statements”), and such statements fairly present in all material respects the financial position of the Company and its Subsidiaries, on a consolidated basis, at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited financial statements will be subject to normal adjustments which are not expected to have a Material Adverse Effect on the Company or any of its Subsidiaries. The Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The forecasts and projections previously delivered to the Buyers by the Company and attached hereto as Schedule 3(k)(i)(iii) have been prepared in good faith and on the basis of assumptions that are fair and reasonable in light of current and reasonably foreseeable circumstances.

(ii) The forecasts and projections previously delivered to the Buyers by the Company and attached hereto as Schedule 3(k)(ii) have been prepared in good faith and on the basis of assumptions that are fair and reasonable in light of current and reasonably foreseeable circumstances.

(l) Absence of Certain Changes. Since December 31, 2013, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has:

(i) declared, set aside or paid any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such shares;

(ii) sold, assigned, pledged, encumbered, transferred or other disposed of any tangible asset of the Company or any of its Subsidiaries (other than sales or the licensing of its products to customers in the ordinary course of business consistent with past practice), or sold, assigned, pledged, encumbered, transferred or other disposed of any Intellectual Property (other than licensing of products of the Company or its Subsidiaries in the ordinary course of business and on a non-exclusive basis);

(iii) entered into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as hereinafter defined) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any Governmental Authority;

(iv) capital expenditures, individually or in the aggregate, in excess of $100,000;

(v) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Company or any of its Subsidiaries, in excess of $100,000 individually, other than obligations under customer contracts, current obligations and liabilities, in each case incurred in the ordinary course of business and consistent with past practice;

(vi) any Lien on any property of the Company or any of its Subsidiaries except for Permitted Liens and Liens in existence on the date of this Agreement that are described on Schedules 3(m) or 3(s);

(vii) any payment, discharge, satisfaction or settlement of any suit, action, claim, arbitration, proceeding or obligation of the Company or any of its Subsidiaries, except in the ordinary course of business and consistent with past practice;

(viii) any split, combination or reclassification of any equity securities;

(ix) any material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured;

(x) any acceleration or prepayment of any Indebtedness (as defined below) for borrowed money or the refunding of any such Indebtedness;

(xi) any labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment;

(xii) any waiver of any valuable right, whether by contract or otherwise;

(xiii) except as disclosed in Schedule 3(q), any loan or extension of credit to any officer or employee of the Company;

(xiv) any change in the independent public accountants of the Company or its Subsidiaries or any material change in the accounting methods or accounting practices followed by the Company or its Subsidiaries, as applicable, or any material change in depreciation or amortization policies or rates;

(xv) any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(xvi) any change in any compensation arrangement or agreement with any employee, officer, director or stockholder that would result in the aggregate compensation to such Person in such year to exceed $100,000;

(xvii) any material increase in the compensation of employees of the Company or its Subsidiaries (including any increase pursuant to any written bonus, pension, profit sharing or other benefit or compensation plan, policy or arrangement or commitment), or any increase in any such compensation or bonus payable to any officer, stockholder, director, consultant or agent of the Company or any of its Subsidiaries having an annual salary or remuneration in excess of $100,000, except as may be provided in projections contained in Schedule 3(l)(xvii);

(xviii) any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business;

(xix) any acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business;

(xx) written-down the value of any asset of the Company or its Subsidiaries or written-off as uncollectible of any accounts or notes receivable or any portion thereof except in the ordinary course of business and in a magnitude consistent with historical practice;

(xxi) cancelled any debts or claims or any material amendment, termination or waiver of any rights of the Company or its Subsidiaries; or

(xxii) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (i) through (xxii).

Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, with respect to any Person (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in Schedule 3(m) hereto, the Company and its Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise and whether due or to become due) other than those liabilities or obligations that are disclosed in the Financial Statements or which do not exceed, individually in excess of $25,000 and in the aggregate in excess of $100,000. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for in the Financial Statements.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, the Certificate of Designations, any other certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or the Bylaws (as defined in Section 3(r)) or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation (each a “Legal Requirement”) applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(o) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt

Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Management. During the past five year period, no current or former officer or director or, to the knowledge of the Company, stockholder of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such Person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(q) Transactions With Affiliates. Except as set forth on Schedule 3(q), no current employee, director, officer or, to the knowledge of the Company, any former employee, director or officer, any stockholder of the Company or its Subsidiaries, affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the Certificate of Designations)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. Except as set forth on Schedule 3(q), no employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the board of directors of the Company).

(r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which as of the date hereof, 989,416 are issued and outstanding, none are reserved for issuance pursuant to the Company’s stock option and purchase plans and (ii) 13,323,873 shares of preferred stock, $0.001 par value and, as of the date hereof, 956,240 of which are designated Series A Convertible Preferred Stock, 956,240 of which are issued and outstanding and 2,000,000 of which are designated Series B Convertible Preferred Stock, 1,085,766 of which are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. The capitalization of the Company immediately prior to the Closing Date is set forth on Schedule 3(r)(A) attached hereto and the capitalization of the Company immediately following the Closing Date is set forth on Schedule 3(r)(B) attached hereto. Except as disclosed in Schedule 3(r)(C): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company has not issued any stock appreciation rights or “phantom stock” or any similar rights; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the Financial Statements in accordance with GAAP but not so disclosed in the Financial Statements. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Except for Permitted Liens and as disclosed on Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust. lien, pledge, charge, security interest, easement, covenant, right of way, restriction, equity or encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset (a “Lien”) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) Absence of Litigation. There is no action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets, capital stock or businesses or any of the Company’s or any of its Subsidiaries’ officers or directors. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

(u) Employee Matters; Benefit Plans.

(i) Except as set forth on Schedule 3(u)(i), the employment of each officer and employee of the Company is terminable at the will of the Company. The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other taxes. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or its Subsidiaries, as the case may be, nor does the Company have a present intention, or know of a present intention of its Subsidiaries, to terminate the employment of any officer, key employee or group of employees. There are no pending or, to the knowledge of the Company, threatened employment discrimination charges or complaints against or involving the Company or its Subsidiaries before any federal, state, or local board, department, commission or agency, or unfair labor practice charges or complaints, disputes or grievances affecting the Company or its Subsidiaries.

(ii) Since the Company’s inception, neither the Company nor its Subsidiaries has experienced any labor disputes, union organization attempts or work stoppage due to labor disagreements. There are no unfair labor practice charges or complaints against the Company or its Subsidiaries pending, or to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable state agency or authority. There are no written or oral contracts, commitments, agreements, understandings or other arrangements with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company or any of its Subsidiaries, nor is the Company or its Subsidiaries a party to, or bound by, any collective bargaining or similar agreement; there is not, and since the Company’s inception there has not been, any representation of the employees of the Company or its Subsidiaries by any labor organization and, to the knowledge of the Company, there are no union organizing activities among the employees of the Company or its Subsidiaries, and to the knowledge of the Company, no question concerning representation has been raised or is threatened respecting the employees of the Company or its Subsidiaries.

(iii) Schedule 3(u)(iii) contains a true, correct and complete list of each pension, retirement, savings, deferred compensation and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan (whether written or otherwise) and any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), under which the Company has any current or future obligation or liability (including any potential, contingent or secondary liability under Title IV of ERISA) or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term “plan” shall include any contract, agreement (including an employment or independent contractor agreement), policy or understanding, each such plan being hereinafter referred to in this Agreement individually as a “Benefit Plan”). The Company has delivered to each Buyer true, correct and complete copies of (i) each material Benefit Plan, including any amendments thereto, (ii) the summary plan description, if any, for each Benefit Plan, including any summaries of material modifications made since the most recent summary plan description, (iii) the latest annual report which has been filed with the Internal Revenue Service (the “IRS”) for each Benefit Plan required to file an annual report, and (iv) the most recent IRS determination letter for each Benefit Plan that is a pension plan (as defined in ERISA) intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Each Benefit Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code is and has been determined by the IRS to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Benefit Plan and no other event or circumstance has occurred that could reasonably be expected to adversely affect its tax qualified status.

(iv) There are no actions, claims, audits, lawsuits or arbitrations pending, or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or the assets of any Benefit Plan. Except as set forth in Schedule 3(u)(iv), each Benefit Plan has been administered in all material respects in accordance with its terms and with all applicable Legal Requirements (including, without limitation, the Code and ERISA).

(v) Except as set forth in Schedule 3(u)(v), the consummation of the transactions contemplated by this Agreement will not (1) entitle any employee or independent contractor of the Company or its Subsidiaries to severance pay or termination benefits, (2) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former employee or independent contractor of the Company or its Subsidiaries, (3)

obligate the Company or any of its affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of the Company or its Subsidiaries for periods before the Closing Date, (4) require assets to be set aside or other forms of security to be provided with respect to any liability under a Benefit Plan, or (5) result in any “parachute payment” (within the meaning of Section 280G of the Code) under any Benefit Plan.

(vi) No Benefit Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Benefit Plan is subject to Title IV of ERISA and no Benefit Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA). Since inception, neither the Company, its Subsidiaries, nor any business or entity treated as a single employer with the Company or its Subsidiaries for purposes of Title IV of ERISA contributed to or was obliged to contribute to a pension plan that was at any time subject to Title IV of ERISA.

(vii) No Benefit Plan has provided, been required to provide, provides or is required to provide, at any time in the past, present, or future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any Person beyond one year following termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980B of the Code. No Benefit Plan covers any individual that is not an employee or advisor of the Company or its Subsidiaries, other than spouses and dependents of employees under health and child care policies listed in Schedule 3(u)(vii), true and complete copies of which have been made available to each Buyer.

Except as otherwise permitted pursuant to employment agreements with the Company disclosed to the Buyers, each officer of the Company is currently devoting all of such officer’s business time to the conduct of the business of the Company. Except as otherwise permitted pursuant to employment agreements with the Company disclosed to the Buyers, the Company is not aware of any officer or key employee of the Company or any of its Subsidiaries planning to work less than full time at the Company or its Subsidiaries in the future.

(v) Assets; Title.

(i) Each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, as applicable, all of its properties and assets, free and clear of all Liens except (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, and (iv) such as have been disposed of in the ordinary course of business (collectively, “Permitted Liens”). All tangible personal property owned by the Company and its Subsidiaries has been maintained in good operating condition and repair, except (x) for ordinary wear and tear, and (y) where such failure would not have a Material Adverse Effect. All assets leased by the Company or any of its Subsidiaries are in the condition required by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such Liens set forth in Schedule 3(v)(i). Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(ii) Schedule 3(v)(ii) sets forth a complete list of all real property and interests in real property leased by the Company as of the date hereof. The Company does not and has not owned any real property at any time. The Company has good and valid leasehold interest in all real property and interests in real property shown on Schedule 3(v)(ii) to be leased by it free and clear of all Liens except for Permitted Liens or where such Liens would not have a Material Adverse Effect. Except as set forth on Schedule 3(v)(ii), there exists no default, or any event which upon notice or the passage of time, or both, would give rise to any default, in the performance of the Company or by any lessor under any such lease, nor, to the knowledge of the Company, is the landlord of any such lease in default except where any such default would not have a Material Adverse Effect.

(w) Intellectual Property.

(i) Except as set forth on Schedule 3(w)(i), the Company and its Subsidiaries own all right, title and interest in and to, or have a valid and enforceable license to use all the Intellectual Property used by them in connection with the their respective businesses, which represents all intellectual property rights necessary to the conduct of the their business as now conducted. The Company and its Subsidiaries are in compliance with all contractual obligations relating to the protection of such of the Intellectual Property as they use pursuant to license or other agreement. The conduct of the business of the Company and its Subsidiaries as currently conducted or contemplated does not conflict with or infringe any proprietary right or Intellectual Property of any third party, including, without limitation, the transmission, reproduction, use, display or modification of any content or material (including framing, and linking web site content) on a web site, bulletin board or other like medium hosted by or on behalf of the Company or any of its Subsidiaries, except for such infringements and conflicts which could not reasonably be expected to have a Material Adverse Effect. There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary: (i) alleging any such conflict or infringement with any third party’s proprietary rights; or (ii) challenging the Company’s or any Subsidiary’s ownership or use of, or the validity or enforceability of any Intellectual Property.

(ii) Schedule 3(w)(ii) sets forth a complete and current list of registered trademarks or copyrights, issued patents, applications thereof, or other forms of registration anywhere in the world that is owned by the Company or a Subsidiary (“Listed Intellectual Property”) and the owner of record, date of application or issuance and relevant jurisdiction as to each. All Listed Intellectual Property is owned by the Company or a Subsidiary, free and clear of security interests, liens, encumbrances or claims of any nature. All

Listed Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid. No Listed Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration, except as noted on Schedule 3(w)(ii). The consummation of the transactions contemplated hereby will not alter or impair any Intellectual Property that is owned or licensed by the Company or a Subsidiary.

(iii) Schedule 3(w)(iii) sets forth a complete list of all agreements relating to Intellectual Property to which the Company or a Subsidiary is a party, subject or bound (the “Intellectual Property Contracts”) (other than agreements involving (A) the license of the Company of standard, generally commercially available “off-the-shelf” third party products that are not and will not to any extent be part of any product, service or intellectual property offering of the Company or (B) non-disclosure agreements) and a complete and current list of registered trademarks or copyrights, issued patents, applications thereof, or other forms of registration anywhere in the world that are governed by the Intellectual Property Contracts (“Licensed Intellectual Property”) and the owner of record, date of application or issuance and relevant jurisdiction as to each. Each Intellectual Property Contract: (i) is valid and binding on the Company or a Subsidiary, as the case may be, and, to the Company’s knowledge, the counterparties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated hereby shall continue in full force and effect without penalty or other adverse consequence. To the knowledge of the Company, all Licensed Intellectual Property is owned by the owner of record, free and clear of security interests, liens, encumbrances or claims of any nature. All Licensed Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid. No Licensed Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration, except as noted on Schedule 3(w)(iii).

(iv) Except as set forth on Schedule 3(w)(iv), the Company and its Subsidiaries are not under any obligation to pay royalties or other payments in connection with any agreement, nor restricted from assigning their rights respecting Intellectual Property nor will the Company or any Subsidiary otherwise be, as a result of the execution and delivery of this Agreement or the performance of the Company’s obligations under this Agreement, in breach of any agreement relating to the Intellectual Property.

(v) Except as set forth on Schedule 3(w)(v), no present or former employee, officer or director of the Company or any Subsidiary, or agent or outside contractor of the Company or any Subsidiary, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property that is owned or licensed by the Company or any Subsidiary.

(vi) To the Company’s knowledge: (i) none of the Listed Intellectual Property has been used, disclosed or appropriated to the detriment of the Company or any Subsidiary for the benefit of any Person other than the Company; and (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company or any Subsidiary.

(vii) Any programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship (“Works”) that were created by employees of the Company or any Subsidiary were made in the regular course of such employees’ employment or service relationships with the Company or its Subsidiary using the Company’s or the Subsidiary’s facilities and resources and, as such, constitute either works made for hire or all rights and title to and in such Works have been fully assigned to the Company or a Subsidiary. Each such employee who has created Works or any employee who in the regular course of his employment may create Works and all consultants have signed an assignment or similar agreement with the Company or the Subsidiary confirming the Company’s or the Subsidiary’s ownership or, in the alternate, transferring and assigning to the Company or the Subsidiary all right, title and interest in and to such programs, modifications, enhancements or other inventions including copyright and other intellectual property rights therein.

(viii) For the purpose of this Section 3(w), “Intellectual Property” shall mean all of the following: (A) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (B) inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (C) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (D) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (E) database rights; (F) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company’s Web sites; (G) rights under all agreements relating to the foregoing; (H) books and records pertaining to the foregoing; and (I) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

(x) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(z) Tax Status.

(i) Each of the Company and its Subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) and in the appropriate jurisdictions all material returns, reports, information statements and other documentation (including any additional or supporting materials) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, stock transfer, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties (each a “Tax”) and shall include amended returns required as a result of examination adjustments made by the IRS or other Governmental Authority responsible for the imposition of any Tax (collectively, the “Returns”) and such Returns are true, correct and complete in all material respects.

(ii) Each of the Company and its Subsidiaries has paid all material Taxes and other assessments due from and payable by the Company and its Subsidiaries on or prior to the date hereof on a timely basis except as to those set forth in Schedule 3(z)(ii). The charges, accruals, and reserves for Taxes with respect to the Company and its Subsidiaries are adequate to cover Tax liabilities of the Company and its Subsidiaries accruing throughout the date thereof. Except as set forth in Schedule 3(z)(ii), each of the Company and its Subsidiaries has complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes (including withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code and similar provisions under any other applicable Legal Requirements) and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. Except as set forth in Schedule 3(z)(ii), neither the Company nor any of its Subsidiaries has received notice of assessment or proposed assessment of any Taxes claimed to be owed by it or any other Person on its behalf. Except as set forth in Schedule 3(z)(ii), no Returns filed by or on behalf of the Company or any of its Subsidiaries with respect to Taxes are currently being audited or examined. Except as set forth in Schedule 3(z)(ii), neither the Company nor any of its

Subsidiaries has received notice of any such audit or examination. Except as set forth in Schedule 3(z)(ii), no issue has been raised by any taxing authority with respect to the Company or any of its Subsidiaries in any audit or examination which, by application of similar principles, could reasonably be expected to result in a proposed material adjustment to the liability for Taxes for any period not so examined.

(iii) Except as set forth in Schedule 3(z)(iii), no known Liens have been filed and no claims are being asserted by or against the Company or any of its Subsidiaries with respect to any Taxes (other than Liens for Taxes not yet due and payable). Neither the Company nor any of its Subsidiaries has elected pursuant to the Code to be treated as an S corporation or any comparable provision of local, state or foreign law, or has made any other elections pursuant to the Code (other than elections that relate solely to entity classification, methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company and its Subsidiaries, individually or in the aggregate.

(iv) No claim has ever been made, or, to the knowledge of the Company, is threatened or pending, by any authority in a jurisdiction where the Company or any of its Subsidiaries, respectively, does not file Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, and neither the Company nor any of its Subsidiaries has received any notice or request for information from any such authority. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group (as defined in Section 1504(a) of the Code) or filed or been included in a combined, consolidated or unitary income tax return other than the affiliated group of which the Company is currently the common parent. Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting methods initiated by the Company or any of its Subsidiaries, and no Governmental Authority has proposed an adjustment or change in accounting method. All transactions or methods of accounting that could give rise to a substantial understatement of federal income tax as described in Section 6662(d)(2)(B)(i) of the Code have been adequately disclosed on the Company’s and its Subsidiaries’ federal income tax returns in accordance with Section 6662(d)(2)(B) of the Code. Neither the Company nor any of its Subsidiaries is a party to any Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect. Neither the Company nor any of its Subsidiaries has consented to any waiver of the statute of limitations for the assessment of any Taxes or has requested any extension of time for the payment of any Taxes. Neither the Company nor any of its Subsidiaries has ever held a material beneficial interest in any other Person, other than those listed in Schedule 3(z)(iv). Neither the Company nor any of its Subsidiaries is obligated to make, nor as a result of any event connected with the transactions contemplated by this Agreement will become obligated to make, any payment that would not be deductible under Section 280G of the Code. Neither the Company nor any Subsidiary of the Company is a “passive foreign investment company” within the meaning of Section 1296 of the Code (a “PFIC”), and the Company does not anticipate that the Company or any additional foreign Subsidiary will become a PFIC in the foreseeable future.

(aa) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls appropriate for its size and privately held status and sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements that accurately reflect the current status of the business of the Company and its Subsidiaries and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(bb) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed by the Company in its Financial Statements or that otherwise would be reasonably likely to have a Material Adverse Effect.

(cc) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd) Illegal or Unauthorized Payments; Political Contributions Neither the Company or any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(ee) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ff) Books and Records. The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect. The minute books of the Company and its Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

(gg) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA PATRIOT ACT of 2001 (the “PATRIOT Act”) and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control (“OFAC”), including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V (collectively, the “Anti-Money Laundering/OFAC Laws”).

(hh) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company (a) (i) that except as set forth in Section 4(r), none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; and (ii) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction. The Company further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and/or the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of any of the Transaction Documents.

(ii) U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer’s request.

(jj) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

(ll) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506 under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(mm) Other Covered Persons. The Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(nn) Disclosure. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. No statement made by the Company in this Agreement, any other Transaction Document or the exhibits and schedules attached hereto or in any certificate or schedule furnished or to be furnished by or on behalf of the Company to the Investors or any of their representatives in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. The due diligence materials previously provided by or on behalf of the Company to each Buyer (the “Due Diligence Materials”), have been prepared in a good faith effort by the Company to describe the Company’s present and proposed products, and projected growth and the Company and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the Due Diligence Materials, the Company represents only that such assumptions, projections, expressions of opinion and predictions were made in good faith and that the Company believes there is a reasonable basis therefor. The Due Diligence Materials contain all material agreements of the Company and its Subsidiaries and no material agreements of the Company or its Subsidiaries exist other than those provided in the Due Diligence Materials. The Company acknowledges and agrees that no Investor participated in the preparation of, or has any responsibility for, the content of any Due Diligence Materials.

4.	COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants below and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Use of Proceeds. The Company will use the proceeds from the sale of the Securities consistent with the annual budget provided to each Buyer pursuant to Section 7(xv) and as otherwise set forth on Schedule 4(b).

(c) Reporting Status. Immediately following the Public Company Date and until the date on which a Buyer or any transferee or assignee thereof to whom a Buyer assigns its rights as a holder of Securities under this Agreement and/or the Certificate of Designations (each an “Investor”, and collectively, the “Investors”) shall have sold all of the Conversion Shares and none of the Preferred Shares is outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to permit it to, and thereafter to maintain its eligibility to, register the Conversion Shares for resale by the Buyers on Form S-3.

(d) Financial Information Post-Public Company Date. From and after the date the shares of Common Stock of the Company (or its successor by merger, recapitalization, reorganization, or otherwise) are registered under the 1934 Act (the “Public Company Date”), and as long as any Securities remain outstanding, the Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(e) Listing. Immediately following the Public Company Date, the Company shall promptly secure the listing or quotation of the Conversion Shares and Initial Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) (such primary exchange or quotation system, the “Principal Market”) (the date such listing initially occurs, the “Listing Date”) and shall maintain, in accordance with the Certificate of Designations and this Agreement, the listing or quotation of all additional Conversion Shares and Initial Warrant Shares from time to time issued under the terms of the Transaction Documents. After the Public Company Date, the Company shall maintain the listing or quotation of the Conversion Shares on the Principal Market, and neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f) Fees. Subject to Section 8 below, at the Closing, on the Additional Closing Date and on the Public Company Date, the Company shall reimburse Hudson Bay or its designee(s) for all costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Buyer from its Purchase Price at the Closing or on the Additional Closing Date to the extent not previously reimbursed by the Company. Notwithstanding the foregoing, in no event will the costs and expenses of Hudson Bay reimbursed by the Company pursuant to this Section 4(f) exceed $100,000 with respect to the Initial Closing and $200,000 in the aggregate without the prior approval of the Company. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(g) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(h) Disclosure of Transactions and Other Material Information. From and after the earliest of the initial filing by the Company of a registration statement, a filing on Form 10 or a Current Report on Form 8-K with respect to any capital stock of the Company with the SEC (the “Initial Filing”) on or prior to the Public Company Date, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Initial Filing. In addition, effective upon the filing of the Initial Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the Initial Filing with the SEC without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its

Subsidiaries, it may provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, provided that each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release. Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding the foregoing, in no event will the Company have an obligation to disclose any information which a Buyer receives from a member of the Company’s Board of Directors that is an affiliate of such Buyer.

(i) Additional Preferred Shares; Variable Securities. So long as any Buyer beneficially owns any Securities, the Company will not issue any Preferred Shares other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Certificate of Designations or the Warrants. For so long as any Securities remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the greater of (x) the then applicable Conversion Price (as defined in the Certificate of Designations) with respect to the Common Stock into which any Preferred Share is convertible and (y) the then applicable Exercise Price (as defined in the Initial Warrants) with respect to the Common Stock into which any Initial Warrant is exercisable.

(j) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants.

(k) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, (A) no less than 130% of the maximum number of shares of Common Stock issuable (i) upon conversion of the maximum number of Preferred Shares issued and issuable pursuant to the Series C-1 Warrants (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) and (ii) upon exercise of the Initial Warrants (without taking into account any limitations on the exercise of the Initial Warrants set forth in the Initial Warrants), and (B) not less than the maximum number of Series C-1 Warrant Shares issuable upon exercise of the Series C-1 Warrants, in each case, determined as if issued as of the trading day immediately preceding the applicable date of determination (the “Required Reserved Amount”). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the any treasury shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount. In connection with any such vote, each Buyer hereby agrees that it shall, if requested by the Company, vote all shares of capital stock held by such Buyer in favor of any such increase in the authorized number of shares.

(l) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries shall at all times be in compliance with the Foreign Corrupt Practices Act; the PATRIOT Act, and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations; and the laws, regulations and Executive Orders and sanctions programs administered by the OFAC, including, without limitation, the “Anti-Money Laundering/OFAC Laws”.

(m) Public Information. At any time during the period commencing on the six (6) month anniversary of the Public Company Date and ending at such time that all of the Securities, if (A) a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (other than during the one-year period immediately following the consummation of the Reverse Merger (as defined in the Certificate of Designations) if the Company becomes an issuer described in Rule 144(i)(1)(i) solely as a result of the Successor Entity in the Reverse Merger (as such terms are defined in the Certificate of Designations) being an issuer described in Rule 144(i)(1)(i) at the time of the consummation of the Reverse Merger, and (B) any such failure continues for more than two (2) Trading Days (a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder’s Securities on the day of a Public Information Failure and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144. The payments to which a holder shall be entitled pursuant to this Section 4(m) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(n) Additional Issuances of Securities.

(i) For purposes of this Section 4(n), the following definitions shall apply.

(1) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(2) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(3) “Excluded Securities” means any capital stock issued or issuable: (i) upon conversion of the Preferred Shares; (ii) exercise of the Warrants; provided, that the terms of such Warrants are not amended or modified after the date hereof; (iii) upon exercise or conversion of Convertible Securities outstanding as of the date hereof; provided, that the terms of such Convertible Securities are not amended or modified after the date hereof; (iv) as a dividend, stock split or as a result of any other adjustment pursuant to the Certificate of Designation, including any anti-dilution adjustment thereunder, and (v) pursuant to any employee benefit plan which has been approved by the Board of Directors of the Company pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(4) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(5) “Subsequent Placement” means any direct or indirect offer, sale, grant of any option to purchase, or other disposition of (or announcement of any offer, sale, grant or any option to purchase or other disposition of) any of the Company’s or its Subsidiaries’ equity, debt or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents.

(ii) From the Closing Date and for so long any of the Preferred Shares remain outstanding, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(n)(ii).

(1) The Company shall deliver to each holder of Preferred Shares (each a “Preferred Holder”, and collectively, the “Preferred Holders”) an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each Preferred Holder its pro rata portion (based on such Buyer’s pro rata portion of the aggregate stated value of Initial Preferred Shares issued on the Closing Date) of at least fifty-five percent (55%) of the Offered Securities (the “Basic Amount”). With respect to each Preferred Holder that elects to purchase its Basic Amount, such Preferred Holder may also indicate it will purchase or acquire any additional portion of the Offered Securities attributable to the Basic Amounts of other Preferred Holders should the other Preferred Holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Preferred Holders shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2) To accept an Offer, in whole or in part, such Preferred Holder must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Preferred Holder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Preferred Holder’s Basic Amount that such Preferred Holder elects to purchase and, if such Preferred Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Preferred Holder elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Preferred Holders are less than the total of all of the Basic Amounts, then each Preferred Holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Preferred Holder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Preferred Holder bears to the total Basic Amounts of all Preferred Holders that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Preferred Holders a new Offer Notice and the Offer Period shall expire on the tenth (10th) Business Day after such Preferred Holder’s receipt of such new Offer Notice.

(3) The Company shall have twenty (20) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Preferred

Holders (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”) but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which, from and after the Public Company Date, shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(n)(ii)(3) above), then each Preferred Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Preferred Holder elected to purchase pursuant to Section 4(n)(ii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Preferred Holders pursuant to Section 4(n)(ii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Preferred Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Preferred Holders in accordance with Section 4(n)(ii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Preferred Holders shall acquire from the Company, and the Company shall issue to the Preferred Holders, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(n)(ii)(3) above if the Preferred Holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Preferred Holders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Preferred Holders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Preferred Holders and their respective counsel.

(6) Any Offered Securities not acquired by the Preferred Holders or other persons in accordance with Section 4(n)(ii)(3) above may not be issued, sold or exchanged until they are again offered to the Preferred Holders under the procedures specified in this Agreement.

(7) The Company and the Preferred Holders agree that if any Preferred Holder elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Preferred Holder shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Preferred Holder prior to such Subsequent Placement, other than restrictions on transfer imposed under federal and state securities laws.

(8) Notwithstanding anything to the contrary in this Section 4(n) and unless otherwise agreed to by the Preferred Holders, the Company shall either confirm in writing to the Preferred Holders that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Preferred Holders will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Preferred Holders, such transaction shall be deemed to have been abandoned and the Preferred Holders shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Preferred Holder with another Offer Notice and each Preferred Holder will again have the right of participation set forth in this Section 4(n)(ii). From and after the Public Company Date, the Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 60 day period.

(iii) The restrictions contained in subsection (ii) of this Section 4(n) shall not apply in connection with the issuance of any Excluded Securities.

(o) Taxes. The Company will pay, and save and hold the Buyers harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Preferred Shares, Warrants, Conversion Shares or Warrant Shares.

(p) D&O Insurance. The Company shall obtain such director’s and officer’s insurance in such form, with such carrier and in such amounts as reasonably acceptable to the holders of a majority of the Preferred Shares (the “D&O Insurance”) within thirty (30) days of the Closing Date. Thereafter, for so long as any Preferred Shares remain outstanding, the Company shall maintain the D&O Insurance. In the event the Company merges with another entity and is not the surviving corporation, or transfers all or substantially all of its assets to any Person or any other similar Fundamental Transaction occurs, the Company shall require, prior to the consummation of such transaction, that such successor entity deliver a written agreement, in form and substance reasonably satisfactory to the holders of a majority of Preferred Shares, assuming the Company’s obligations herein to maintain such D&O insurance with respect to former directors of the Company appointed by the holders of Preferred Shares (the “Preferred Directors”) and to indemnify such Preferred Directors to the fullest extent permitted by Delaware law.

(q) Books and Records. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

(r) Lock-Up. The Company shall not amend, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement. If at any time prior to the one year anniversary of the Public Company Date, any Person is, or is contemplated to become, a stockholder or security holder of the Company that is not a party to a Lock-Up Agreement, the Company shall, and shall cause such Person to, enter into a Lock-Up Agreement prior to issuing any shares of Common Stock or Common Stock Equivalents to such Person and prior to allowing such Person to become a stockholder or security holder of the Company.

(s) Proprietary Information and Inventions Agreements. The Company shall not amend, waive or terminate any provision of any of the Proprietary Information and Inventions Agreements and shall enforce the provisions of each Proprietary Information and Inventions Agreements in accordance with its terms. If any party to a Proprietary Information and Inventions Agreement breaches any provision of a Proprietary Information and Inventions Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Proprietary Information and Inventions Agreement.

(t) Going Public. On or before the three (3) month anniversary of the Closing Date, the Company shall either (A) cause a Form 10 registering the Company’s Common Stock under the 1934 to be declared effective by the SEC or (B) enter into definitive documentation on terms and conditions acceptable to the Required Holders providing for the consummation of the Reverse Merger (as defined in the Certificate of Designations) in which a Successor Entity (as defined in the Certificate of Designations) that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market (as defined in the Certificate of Designations) assumes the Initial Warrants and the Certificate of Designations such that, inter alia, the Initial Warrants shall be exercisable into, and the shares of Series C Preferred Stock, including the shares of Series C-1 Preferred Stock issuable upon exercise of the Series C-1 Warrants, shall be convertible into, the publicly traded common stock of such Successor Entity. Notwithstanding the foregoing, if the Company is proceeding in good faith towards the effectiveness of a Form 10 or a Reverse Merger and has demonstrated tangible steps to that effect reasonably acceptable to the Required Holders, the three month deadline set forth above shall be extended to four months following the Closing Date.

(u) Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date and the Additional Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(v) Stock, Option and Equity Plans. From and after the Closing until the first anniversary of the Public Company Date, neither the Company nor any Subsidiary shall, without the prior written consent of the Required Holders, (i) amend or modify any terms or conditions of the Company’s 2014 Employee, Director and Consultant Equity Incentive Plan (the “Incentive Plan”), (ii) grant any stock, options or equity based incentives to any employees, members of management, directors or advisors of the Company or its Subsidiaries, other than pursuant to the Incentive Plan, including, without limitation, as provided in Schedule I thereto or (ii) create or implement any stock, option or other equity incentive plan, other than the Incentive Plan.

(w) 2013 Audited Financial Statements. No later than thirty (30) calendar days after the Closing Date, the Company shall cause (i) the 2013 Unaudited Financial Statements to be audited by a reputable independent accounting firm reasonably acceptable to the Required Holders (as audited, the “2013 Audited Financial Statements”), and (ii) the 2013 Audited Financial Statements to be delivered to each Buyer.

(x) Sufficient Cash. While any Series C-1 Preferred Stock, Series C-1 Warrants or Series C-2 Preferred Stock remain outstanding, the Company shall maintain cash sufficient to cover any and all amounts budgeted in the Approval Annual Budget (as defined below) for (i) legal costs relating to the proposed Reverse Merger or relating to the filing and effectiveness of the Form 10 registering the Company’s Common Stock under the 1934, as applicable, (ii) expenses relating to financial statement audits and reviews and (iii) investor relations expenses; provided, however, that prior to the Subsequent Capital Raise, the Company shall only be required to maintain cash sufficient to cover at least half of all such amounts.

(y) Post-Closing Deliveries. No later than fifteen (15) days after the Closing Date, the Company shall cause each of Maria Alexander, Sam Danishefsky, Xiaohang Wu, and George Constantine to deliver to each Buyer an executed Lock-Up Agreement. Each Buyer acknowledges and agrees that the failure of such Persons to execute and deliver the documents described in the immediately preceding sentence on or prior to the Closing Date shall not constitute a breach of any Transaction Documents or result in the failure of any condition thereunder to be met.

(z) Closing Documents. On or prior to thirty (30) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise

5.	REGISTER.

The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares in which the Company shall record the name and address of the Person in whose name the Preferred Shares have been issued (including the name and address of each transferee), the number of Preferred Shares held by such Person and the number of Conversion Shares issuable upon conversion of the Preferred Shares held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer shall have delivered to the Company the Purchase Price (less, in the case of Hudson Bay, the amount withheld pursuant to Section 4(f)) for the Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Preferred Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents and the stock certificates representing the Preferred Shares (allocated in such numbers as such Buyer shall request in writing at least two (2) Business Days prior to the Closing Date) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Such Buyer shall have received a joinder to the Stockholders Agreement duly executed and delivered by each holder of equity securities of the Company not already party to the Stockholders Agreement, if any.

(iii) Such Buyer shall have received the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit H attached hereto.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

(vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit I.

(viii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit J.

(ix) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(x) The Certificate of Designations in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(xi) Intentionally Omitted.

(xii) The Company shall have delivered to each Buyer a lock-up agreement in the form attached hereto as Exhibit K executed and delivered by each of the holders of equity, and securities convertible, exercisable or exchangeable into equity, of the Company as set forth on Schedule 7(xii) attached hereto (collectively, the “Lock Up Agreements”).

(xiii) The Company shall have delivered to each Buyer the proprietary information and inventions agreements using the Company’s standard form attached hereto as Exhibit L executed and delivered by each of the current and former employees and consultants of the Company (collectively, the “Proprietary Information and Inventions Agreements”).

(xiv) The composition of the board of directors of the Company shall be as described in the Stockholders Agreement and the Company shall have entered into indemnification agreements with each of its directors in a form acceptable to the Buyers.

(xv) The Company shall have provided an annual budget to each Buyer with respect to the first twelve (12) months following the Closing in form and substance satisfactory to the Required Holders (the “Approved Annual Budget”).

(xvi) Intentionally Omitted.

(xvii) Each holder of equity securities of the Company (other than the Buyers) shall have executed and delivered a Waiver and Acknowledgement Letter in the form attached hereto as Exhibit M.

(xviii) The Company shall have amended and restated its Certificate of Incorporation such that the amended and restated certificate of incorporation of the Company shall be in the form attached hereto as Exhibit N.

(xix) The Company shall have amended and restated its Bylaws such that the amended and restated bylaws of the Company shall be in the form attached hereto as Exhibit O.

(xx) The Company shall have implemented the Incentive Plan in form and substance reasonably acceptable to the Required Holders.

(xxi) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse Hudson Bay or its designee(s), as applicable, for the expenses described in Section 4(f) above.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Preferred Shares outstanding as of the applicable date of determination, which shall include Hudson Bay as long as Hudson Bay (or any of its Affiliates) owns any Preferred Shares or has the right to purchase any Preferred Shares hereunder (the “Required Holders”); provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer. Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Preferred Shares or holders of Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:

MabVax Therapeutics, Inc.

11588 Sorrento Valley Road, Suite 20

San Diego, California 92121

Telephone: 858-259-9405

Facsimile: 858-792-7033

Email: dhansen@mabvax.com

Attention: President

With a copy (for informational purposes only) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

Telephone: (858) 314-1500

Facsimile: (858) 314-1501

Email: jdglaser@mintz.com

Attention: Jeremy D. Glaser, Esq.

If to a Buyer, to its address, facsimile number and email address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
E-mail:	eleazer.klein@srz.com
Attention:	Eleazer N. Klein, Esq.

or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery, conversion and/or exercise of the Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(h), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority of the Purchased Shares. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Buyers on the Closing Date (except for certificates evidencing the Preferred Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Buyers, may be reproduced by any Buyer by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and any Buyer may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by a Buyer in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the

Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

MABVAX THERAPEUTICS, INC.

By:
J. David Hansen, President and Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

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EXHIBITS

Exhibit A	Form of Certificate of Designations
Exhibit B	Form of Initial Warrant
Exhibit C	Form of Series C-1 Warrant
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Stockholders Agreement
Exhibit F	Form of Financing Commitment Letter
Exhibit G	Form of Series C-2 Certificate of Designations
Exhibit H	Form of Outside Company Counsel Opinion
Exhibit I	Form of Secretary’s Certificate
Exhibit J	Form of Officer’s Certificate
Exhibit K	Form of Lock-Up Agreement
Exhibit L	Form of Proprietary Information and Inventions Agreement
Exhibit M	Form of Waiver and Acknowledgement Letter
Exhibit N	Form of Amended and Restated Certificate of Incorporation
Exhibit O	Form of Amended and Restated Bylaws

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT, dated as of May 12, 2014 (this “Amendment”), is between MabVax Therapeutics, Inc., a Delaware corporation (the “Company”), and the investors listed on the signature pages hereto (collectively, the “Investors”).

W I T N E S S E T H

WHEREAS, the parties hereto and certain other investors (collectively with the Investors, the “Buyers”) have heretofore entered into a Securities Purchase Agreement dated as of February 12, 2014 by and among the Company, the Investors and other buyers party thereto (the “Purchase Agreement”); and

WHEREAS, the Investors constitute the Required Holders (as defined in the Purchase Agreement);

WHEREAS, the Company and the Investors wish to amend the Purchase Agreement to address the provisions set forth herein;

WHEREAS, Section 9(e) of the Purchase Agreement and Section 20 of the Certificate of Designations (as defined in the Purchase Agreement) provide that the Required Holders may waive or amend provisions of the Purchase Agreement and the Certificate of Designations, respectively, on behalf all Buyers and Holders (as defined in the Certificate of Designations); and

WHEREAS, the Investors wishes to amend or waive, as the case may be, on behalf of itself and the other Buyers and Holders, certain provisions of the Purchase Agreement and Transaction Documents as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; References; Continuation of Purchase Agreement. Unless otherwise specified herein, each capitalized term used herein that is defined in the Purchase Agreement shall have the meaning assigned to such term in the Purchase Agreement. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement”, the “Securities Purchase Agreement” and each other similar reference, contained in the Purchase Agreement and any other Transaction Document shall from and after the date hereof refer to the Purchase Agreement as amended hereby. Except as amended or waived hereby, all terms and provisions of the Purchase Agreement and all other Transaction Documents shall continue unmodified and remain in full force and effect.

2. Amendments. (a) (i) The reference to “a price per share of at least $4.1917918” set forth in Section 1(b)(i) of the Purchase Agreement is hereby amended to instead refer to “a per share purchase price of approximately $2.76.”

(ii) The reference to “a per share purchase price of $4.1917918” set forth in Section 1(b)(i) of the Purchase Agreement is hereby amended to instead refer to “a per share purchase price equal to the lower of (x) the lowest per share purchase price pursuant to which the Company raises money pursuant to a Subsequent Capital Raise and (y) $4.1917918”.

(iii) The reference to “prior to the one month anniversary of the Closing” set forth in the last sentence of Section 1(b)(i) is hereby amended to instead refer to “prior to the earlier of (x) the consummation of the merger contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 12, 2014 among the Company, Tacoma Acquisition Corp. and Telik, Inc. and (y) July 31, 2014.

(iv) The reference to “thirty (30) calendar days after the Closing Date” set forth in Section 4(w) of the Purchase Agreement is hereby amended to instead refer to “May 16, 2014”.

3. Waivers. The Investors hereby waive, on behalf of themselves and any other Buyers or Holders, any Default Event and Triggering Event (as defined in the Certificate of Designations) occurring on or prior to the date hereof (“Defaults”), solely to the extent caused by (i) the failure of the Company to appoint an independent director that is acceptable to the Required Holders prior to the one month anniversary of the Closing, (ii) the failure of the Company to satisfy its obligations under Section 4(w) of the Purchase Agreement on or prior to the thirtieth calendar day after the Closing Date, (iii) any deviation of any line item of the 2013 Audited Financial Statements (as defined in the Certificate of Designations) from the equivalent line items set forth in the unaudited financial statements for the Calendar Year 2013 delivered to the Holders on or prior to the Closing Date by the greater of (A) more than five percent (5%) and (B) $100,000, and (iv) the failure of the Company to notify the Investors or any Holders of any Defaults arising from the events described in clauses (i), (ii) or (iii).

4. Disclosure of Transactions and Other Material Information. The parties hereto acknowledge that (i) Telik, Inc. is obligated to file a Current Report on Form 8-K (the “8-K Filing”) in accordance with the provisions of Section 4(i) of that certain Securities Purchase Agreement dated as of May 12, 2014 by and among Telik, Inc. and certain purchasers of securities of Telik, Inc., and (ii) the Company intends to publish a press release on May 12, 2014 describing the transactions contemplated by the Merger Agreement and publicly announcing certain other information regarding the Company (the publication date of such press release, the “Release Date”). The Company hereby acknowledges and agrees that from and after the Release Date, neither of the Investors shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the Release Date, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investors or any of their affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide either Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the Release Date without the express prior written consent of such Investor.

5. Counterparts; Execution; Amendments. This Amendment may be executed in counterparts and by fax or electronic signatures, all of which shall be one and the same agreement and shall have binding legal effect. No waiver under or in respect of this Amendment shall be valid unless in writing signed by the party to be charged therewith. No amendment of this Amendment shall be valid unless in writing signed by the parties hereto.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

MABVAX THERAPEUTICS, INC.

By:
Name:	J. David Hansen
Title:	President and CEO

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

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By:
Name:
Title:

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By:
Name:
Title: